Exhibit 10.3

AMENDMENT NO. 2

TO

UNSECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 (this “Amendment”), dated as of March 10, 2023, to those certain Unsecured Convertible Promissory Notes (as amended, the “Second Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to each Holder pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023 (as amended, the “Securities Purchase Agreement”) is made by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to modify the terms of the Uplist (as defined below) repayment provision and provide for the issuance of the 2023 Notes (as defined below);

WHEREAS, pursuant to Section 4.3 of the Second Notes and Section 7(e) of the Securities Purchase Agreement, the Second Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.           Amendments to Second Notes.

1.1    Section 2.9 of the Second Notes is hereby amended and restated as follows:

“Repayment Upon Uplist. While any portion of this Note is outstanding, upon the listing of the Common Stock on any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist”), upon the Borrower’s receipt of the cash proceeds of the offering conducted in conjunction with the Uplist (such offering, the “Uplist Transaction”), and (i) if the Holder participates in the Uplist Transaction for an amount equal to no less than fifty percent (50%) of the Holder’s original Purchase Price under this Note (the “Minimum Investment Amount”), then the Holder shall (a) have the right in its sole discretion to require the Borrower to immediately apply all or any portion of such proceeds to repay all or any portion of the remaining outstanding principal amounts owed under this Note within two (2) business days of receipt of the Holder’s demand for repayment, and (b) receive a convertible promissory note equal to the product of 2.4 and the aggregate sum of any prepayment premiums and total interest payable on this Note (the “2023 Note”). The 2023 Note shall have a maturity date of July 6, 2024 and otherwise will be on substantially the same terms of this Note; or (ii) if a Holder does not participate in the Uplist Transaction for at least the Minimum Investment Amount, then (a) as of the Effective Time, the Maturity Date shall be extended to July 6, 2024, and (b) the Holder shall waive its right to demand repayment of any portion of the outstanding balance of this Note upon the completion of the Uplist. Failure of the Borrower to comply with this provision shall constitute an Event of Default. In the event that such proceeds are received by the Holder prior to the Maturity Date, the required prepayment shall be subject to the terms of Section 1.9 herein.

The term “Effective Time” as used herein means the moment in time immediately preceding the consummation of an Uplist Transaction.”

2.           Acknowledgment of Holders.

2.1    The undersigned Holders acknowledge and agree that (i) the proposed Warrant Exchange Agreement by and between the Company and certain holders of Series G Warrants and Series H Warrants (the “Warrant Exchange”), substantially in the form attached hereto as Exhibit A; (ii) the proposed amendment to the Series 1 Unsecured Convertible Promissory Notes (the “Series 1 Note Amendment”), substantially in the form attached hereto as Exhibit B; (iii) the proposed amendment to the Series 2 Unsecured Convertible Promissory Notes (the “Series 2 Note Amendment” and, together with the Series 1 Note Amendment, the “Series Note Amendments”), substantially in the form attached hereto as Exhibit C; and (iv) the satisfaction of any of the Company’s obligations under the Warrant Exchange Agreement, the Series Note Amendments and this Amendment, including, but not limited to, any issuances of Common Stock and the 2023 Notes, do not and will not trigger any modifications of the Second Notes or Second Warrants under Section 4.14 of the Second Notes or Section 5(p) of the Second Warrants, respectively. This Section 2.1 shall survive the termination of this Amendment.

3.           Miscellaneous.

3.1    Except as expressly amended by this Amendment, the terms and provisions of the Second Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Second Notes; any reference to the Second Notes in any such instrument or document shall be deemed a reference to the Second Notes as amended hereby. The Second Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors. Notwithstanding the foregoing, if the registration statement filed in connection with the Uplist Transaction is not declared effective by 11:59 P.M. (EST) on March 15, 2023 (the “Second Note Amendment Termination Date”), this Amendment will automatically terminate and shall be of no further force or effect without any further action by the Company or the Consenting Stockholders, except for Section 2.1 above which shall survive the termination of this Amendment, provided, that the Second Note Amendment Termination Date may be extended by the written approval of the Company and the Consenting Stockholders.

3.2    This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

3.3    This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Second Notes

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

[Holder]

By:
Name:
Title:

Signature Page to Amendment No. 2 to Second Notes

Exhibit A

Warrant Exchange Agreement

Exhibit B

Series 1 Note Amendment

Exhibit C

Series 2 Note Amendment